Exhibit 99.1
DoorDash Releases Third Quarter 2023 Financial Results

November 1, 2023
SAN FRANCISCO--(BUSINESS WIRE)-- DoorDash Inc. (NASDAQ: DASH) today announced its financial results for the quarter ended September 30, 2023. In addition to our financial results below, our letter to shareholders is available on the DoorDash investor relations website at http://ir.doordash.com.
Excellent execution and continued investment allowed us to serve more consumers on more occasions than at any time in our history in Q3 2023, which drove strong year-over-year growth in Total Orders, Marketplace GOV, and revenue in the quarter. Our broad-based growth and continued focus on expense discipline drove an improvement to our Q3 2023 GAAP net loss including redeemable non-controlling interests versus Q3 2022, while Adjusted EBITDA reached an all-time high. We are excited by our progress so far in 2023, and even more so by the opportunity we have to further expand the scale, breadth, and impact of our business going forward.
Third Quarter 2023 Key Financial Metrics
•Total Orders increased 24% year-over-year (Y/Y) to 543 million and Marketplace GOV increased 24% Y/Y to $16.8 billion.
•Revenue increased 27% Y/Y to $2.2 billion and Net Revenue Margin increased to 12.9% from 12.6% in Q3 2022.
•GAAP net loss including redeemable non-controlling interests was $75 million compared to $296 million in Q3 2022, and Adjusted EBITDA increased to $344 million from $87 million in Q3 2022.

	Three Months Ended
(in millions, except percentages)	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023
Total Orders	439	467	512	532	543
Total Orders Y/Y growth	27%	27%	27%	25%	24%
Marketplace GOV	$13,534	$14,446	$15,913	$16,468	$16,751
Marketplace GOV Y/Y growth	30%	29%	29%	26%	24%
Revenue	$1,701	$1,818	$2,035	$2,133	$2,164
Revenue Y/Y growth	33%	40%	40%	33%	27%
Net Revenue Margin	12.6%	12.6%	12.8%	13.0%	12.9%
GAAP gross profit	$714	$762	$921	$951	$962
GAAP gross profit as a % of Marketplace GOV	5.3%	5.3%	5.8%	5.8%	5.7%
Contribution Profit	$420	$447	$533	$620	$640
Contribution Profit as a % of Marketplace GOV	3.1%	3.1%	3.3%	3.8%	3.8%
GAAP net loss including redeemable non-controlling interests	$(296)	$(642)	$(162)	$(172)	$(75)
GAAP net loss including redeemable non-controlling interests as a % of Marketplace GOV	(2.2)%	(4.4)%	(1.0)%	(1.0)%	(0.4)%
Adjusted EBITDA	$87	$117	$204	$279	$344
Adjusted EBITDA as a % of Marketplace GOV	0.6%	0.8%	1.3%	1.7%	2.1%
Basic shares, options and RSUs outstanding as of period end	446	452	444	449	450

1

Our Performance in Q3 2023
Q3 2023 was our best quarter as a public company for Marketplace GOV, revenue, GAAP net loss including redeemable non-controlling interests, and Adjusted EBITDA. In Q3 2023, effective execution, ongoing investments throughout our business, and strong consumer demand drove Total Orders up 24% Y/Y, Marketplace GOV up 24% Y/Y, and revenue up 27% Y/Y.
In our U.S. marketplace, Y/Y growth in Total Orders accelerated in Q3 2023 compared to Q2 2023 in both our restaurant and non-restaurant categories. Y/Y growth in Total Orders also accelerated in Q3 2023 compared to Q2 2023 in our international marketplaces1 and in our Platform Services.
We grew monthly active users2 in September at a double-digit Y/Y rate, with strong contributions from both our domestic and international markets. We also grew Q3-ending members in DashPass and Wolt+ on both a Y/Y and quarter-over-quarter (Q/Q) basis. Y/Y growth in order frequency accelerated slightly in Q3 2023 compared to Q2 2023.
In addition to strong growth in Total Orders and Marketplace GOV in Q3 2023, improvements to logistics efficiency and a growing contribution from advertising helped drive revenue up 27% Y/Y in Q3 2023.
The combination of efficiency gains and disciplined fixed cost management improved GAAP net loss including redeemable non-controlling interests to $75 million in Q3 2023 compared to a GAAP net loss including redeemable non-controlling interests of $296 million in Q3 2022. Adjusted EBITDA reached an all-time high in Q3 2023 of $344 million compared to $87 million in Q3 2022.
GAAP cost of revenue was $1.2 billion in Q3 2023, up 24% Y/Y and 2% Q/Q. As a percentage of Marketplace GOV, GAAP cost of revenue was 6.9% in Q3 2023, compared to 6.9% in both Q3 2022 and Q2 2023.
GAAP sales and marketing expense was $449 million in Q3 2023, up 7% Y/Y and down 5% Q/Q. Dasher acquisition costs declined on both a Y/Y and Q/Q basis in Q3 2023, while other sales and marketing expenses increased Y/Y and were roughly flat Q/Q.
We continued to manage operating expenses with discipline in Q3 2023. Combined, GAAP research and development expense and GAAP general and administrative expense was $539 million in Q3 2023, up very slightly from $537 million in Q3 2022, and down 12% from $610 million in Q2 2023. Compared to Q2 2023, Q3 2023 GAAP general and administrative expense benefited from the combination of a reallocation of certain automotive liabilities to cost of revenue, changes in tax-related items, and a seasonal decline in compensation expenses.
In Q3 2023, operating cash flow was $398 million and Free Cash Flow was $324 million. On a trailing 12-month basis, we generated operating cash flow of $1.2 billion and Free Cash Flow of $878 million.
In February 2023, our board of directors authorized the repurchase of up to $750 million of our Class A common stock. Year-to-date, we repurchased a total of 12.0 million shares of our Class A common stock for $750 million, which completed repurchases under the February authorization. Based on our current forecast for stock issuances, we now expect to exit 2023 with total basic shares, options, and RSUs outstanding between 450 million and 455 million.
1 Y/Y growth in Total Orders in our international marketplaces are calculated on a pro forma basis, including the results from Wolt for all periods.
2 Based on the number of individual consumer accounts that have completed an order on our Marketplaces in the past month, measured as of the end of the applicable period.

2

Financial Outlook

Period	Marketplace GOV	Adj. EBITDA
Q4	$17.0 billion - $17.4 billion	$320 million - $380 million
Our outlook assumes that key foreign currency rates remain relatively stable at current levels. Our outlook also anticipates significant levels of ongoing investment in new categories and international markets. We caution investors that consumer spending in any of our geographies could deteriorate relative to our outlook, which could drive results below our expectations. Additionally, our increasing international exposure heightens risks associated with operating in foreign markets, including geopolitical and currency risks. Changes in the international operating environment could negatively impact results versus our current outlook.
We have not provided GAAP net loss including redeemable non-controlling interests outlook or a reconciliation of Adjusted EBITDA to GAAP net loss including redeemable non-controlling interests as a result of the uncertainty regarding, and the potential variability of, reconciling items such as taxes and other items. Accordingly, a reconciliation of Adjusted EBITDA to GAAP net loss including redeemable non-controlling interests is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" below.
A Note On Our Financial Outlook Going Forward
In our Q4 2023 earnings release, we intend to provide our outlook for Marketplace GOV and Adjusted EBITDA for Q1 2024 as well as full-year 2024. However, beginning with our Q1 2024 earnings release, we intend to discontinue providing any full-year financial outlooks. We intend to continue providing quarterly outlooks for Marketplace GOV and Adjusted EBITDA in our earnings releases.

Reporting period	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Intended outlook periods	Q1 2024 & Full year 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Analyst and Investor Conference Call and Earnings Webcast
DoorDash will host a conference call and webcast to discuss our quarterly results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Those interested in listening to the call can register and attend by visiting our Investor Relations page at https://ir.doordash.com. An archived webcast will be available on our Investor Relations page shortly after the call.
Available Information
We announce material information to the public about us, our products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (the "SEC"), press releases, public conference calls, webcasts, the investor relations section of our website (ir.doordash.com), our blog (doordash.news), and our X account (@DoorDash) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.

3

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” "aim", "try", “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategies, plans, or intentions. Forward-looking statements in this release include, but are not limited to, our expectations regarding our financial position and operating performance, including our outlook and guidance for future periods, our expectations regarding our international business, our plans and expectations regarding our investment approach, our ability to manage our expenses, including stock-based compensation expense, our expectations regarding our local commerce opportunity, trends in our business, including the effect of the macroeconomic environment, consumer spending, demand for our platform and for local commerce platforms in general, our expectations regarding our disclosure of financial outlooks, and our plans and expectations regarding share dilution, including our share repurchase authorization, and our ability to manage dilution. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth and corporate culture, financial performance, including our ability to forecast our performance due to our limited operating history, investments in new geographies, products, or offerings, our ability to attract merchants, consumers, and Dashers to our platform, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q. All forward-looking statements in this release are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with U.S. generally accepted accounting principles ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including adjusted cost of revenue, adjusted sales and marketing expense, adjusted research and development expense, adjusted general and administrative expense, Contribution Profit, Contribution Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow. We use these financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

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We define adjusted cost of revenue as cost of revenue, exclusive of depreciation and amortization, excluding stock-based compensation expense and certain payroll tax expense, allocated overhead, and inventory write off related to restructuring. Allocated overhead is determined based on an allocation of shared costs, such as facilities (including rent and utilities) and information technology costs, among all departments based on employee headcount. We define adjusted sales and marketing expense as sales and marketing expenses excluding stock-based compensation expense and certain payroll tax expense, and allocated overhead. We define adjusted research and development expense as research and development expenses excluding stock-based compensation expense and certain payroll tax expense, and allocated overhead. We define adjusted general and administrative expense as general and administrative expenses excluding stock-based compensation expense and certain payroll tax expense, certain legal, tax, and regulatory settlements, reserves, and expenses, transaction-related costs (primarily consists of acquisition, integration, and investment related costs), impairment expenses, and including allocated overhead from cost of revenue, sales and marketing, and research and development.
We define Adjusted Gross Profit as gross profit plus (i) depreciation and amortization expense related to cost of revenue, (ii) stock-based compensation expense and certain payroll tax expense included in cost of revenue, (iii) allocated overhead included in cost of revenue, and (iv) inventory write off related to restructuring. Gross profit is defined as revenue less (i) cost of revenue, exclusive of depreciation and amortization and (ii) depreciation and amortization related to cost of revenue. Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue for the same period.
We define Contribution Profit as our gross profit less sales and marketing expense plus (i) depreciation and amortization expense related to cost of revenue, (ii) stock-based compensation expense and certain payroll tax expense included in cost of revenue and sales and marketing expenses, (iii) allocated overhead included in cost of revenue and sales and marketing expenses, and (iv) inventory write off related to restructuring. We define gross margin as gross profit as a percentage of revenue for the same period and we define Contribution Margin as Contribution Profit as a percentage of revenue for the same period.
Adjusted EBITDA is a measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss) including redeemable non-controlling interests, adjusted to exclude (i) certain legal, tax, and regulatory settlements, reserves, and expenses, (ii) loss on disposal of property and equipment, (iii) transaction-related costs (primarily consists of acquisition, integration, and investment related costs), (iv) impairment expenses, (v) restructuring charges, (vi) inventory write off related to restructuring, (vii) provision for (benefit from) income taxes, (viii) interest income, net, (ix) other expense, net, (x) stock-based compensation expense and certain payroll tax expense, and (xi) depreciation and amortization expense.
We define Free Cash Flow as cash flows from operating activities less purchases of property and equipment and capitalized software and website development costs.
We define Total Orders as all orders completed through our marketplaces and platform services businesses over the period of measurement.
We define Marketplace GOV as the total dollar value of orders completed on our marketplaces, including taxes, tips, and any applicable consumer fees, including membership fees related to DashPass and Wolt+. Marketplace orders include orders completed through Pickup and DoorDash for Work. Marketplace GOV does not include the dollar value of orders, taxes and tips, or fees charged to merchants, for orders fulfilled through Drive, Storefront, or Bbot.
We define Net Revenue Margin as revenue expressed as a percentage of Marketplace GOV.

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Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Thus, our adjusted cost of revenue, adjusted sales and marketing expense, adjusted research and development expense, adjusted general and administrative expense, Contribution Profit, Contribution Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

6

DOORDASH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2022	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$1,977	$2,344
Short-term marketable securities	1,544	1,477
Funds held at payment processors	441	385
Accounts receivable, net	400	417
Prepaid expenses and other current assets	358	519
Total current assets	4,720	5,142
Long-term restricted cash	211	11
Long-term marketable securities	397	474
Operating lease right-of-use assets	436	406
Property and equipment, net	637	690
Intangible assets, net	765	663
Goodwill	2,370	2,345
Non-marketable equity securities	124	142
Other assets	129	140
Total assets	$9,789	$10,013
Liabilities, Redeemable Non-controlling Interests and Stockholders’ Equity
Current liabilities:
Accounts payable	$157	$149
Operating lease liabilities	55	63
Accrued expenses and other current liabilities	2,332	2,774
Total current liabilities	2,544	2,986
Operating lease liabilities	456	430
Other liabilities	21	29
Total liabilities	3,021	3,445
Redeemable non-controlling interests	14	9
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	10,633	11,576
Accumulated other comprehensive loss	(33)	(68)
Accumulated deficit	(3,846)	(4,949)
Total stockholders’ equity	6,754	6,559
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$9,789	$10,013

7

DOORDASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Revenue	$1,701	$2,164	$4,765	$6,332
Costs and expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below	931	1,156	2,574	3,360
Sales and marketing	418	449	1,253	1,416
Research and development	226	250	579	750
General and administrative	311	289	847	915
Depreciation and amortization	118	128	258	379
Restructuring charges	5	—	8	2
Total costs and expenses	2,009	2,272	5,519	6,822
Loss from operations	(308)	(108)	(754)	(490)
Interest income, net	9	40	14	101
Other expense, net	(2)	(1)	—	(6)
Loss before income taxes	(301)	(69)	(740)	(395)
Provision for (benefit from) income taxes	(5)	6	(14)	14
Net loss including redeemable non-controlling interests	(296)	(75)	(726)	(409)
Less: net loss attributable to redeemable non-controlling interests	(1)	(2)	(1)	(5)
Net loss attributable to DoorDash, Inc. common stockholders	$(295)	$(73)	$(725)	$(404)
Net loss per share attributable to DoorDash, Inc. common stockholders, basic and diluted	$(0.77)	$(0.19)	$(1.98)	$(1.03)
Weighted-average number of shares outstanding used to compute net loss per share attributable to DoorDash, Inc. common stockholders, basic and diluted	384,756	393,217	366,107	390,794

8

DOORDASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2022	2023
Cash flows from operating activities
Net loss including redeemable non-controlling interests	$(726)	$(409)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	258	379
Stock-based compensation	609	819
Reduction of operating lease right-of-use assets and accretion of operating lease liabilities	58	84
Other	24	23
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Funds held at payment processors	103	52
Accounts receivable, net	41	(26)
Prepaid expenses and other current assets	(109)	(84)
Other assets	(66)	(45)
Accounts payable	66	6
Accrued expenses and other current liabilities	156	469
Payments for operating lease liabilities	(53)	(88)
Other liabilities	(17)	8
Net cash provided by operating activities	344	1,188
Cash flows from investing activities
Purchases of property and equipment	(131)	(94)
Capitalized software and website development costs	(119)	(143)
Purchases of marketable securities	(1,581)	(1,555)
Maturities of marketable securities	1,330	1,581
Sales of marketable securities	311	6
Purchases of non-marketable equity securities	—	(16)
Net cash acquired in acquisitions	71	—
Other investing activities	—	(2)
Net cash used in investing activities	(119)	(223)
Cash flows from financing activities
Proceeds from exercise of stock options	10	5
Repurchase of common stock	(400)	(699)
Other financing activities	14	(8)
Net cash used in financing activities	(376)	(702)
Foreign currency effect on cash, cash equivalents, and restricted cash	(28)	(16)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(179)	247
Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	2,506	2,188
Cash, cash equivalents, and restricted cash, end of period	$2,327	$2,435
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$2,320	$2,344
Restricted cash included in prepaid expenses and other current assets	—	80
Long-term restricted cash	7	11
Total cash, cash equivalents, and restricted cash	$2,327	$2,435
Non-cash investing and financing activities
Purchases of property and equipment not yet settled	$42	$18
Stock-based compensation included in capitalized software and website development costs	$99	$119

9

DOORDASH, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(In millions)	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023

Cost of revenue, exclusive of depreciation and amortization	$931	$1,014	$1,069	$1,135	$1,156
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(29)	(31)	(24)	(43)	(37)
Allocated overhead	(7)	(8)	(9)	(8)	(8)
Adjusted cost of revenue	$895	$975	$1,036	$1,084	$1,111

Sales and marketing	$418	$429	$496	$471	$449
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(27)	(28)	(24)	(36)	(30)
Allocated overhead	(5)	(5)	(6)	(6)	(6)
Adjusted sales and marketing	$386	$396	$466	$429	$413

Research and development	$226	$250	$231	$269	$250
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(99)	(116)	(98)	(134)	(119)
Allocated overhead	(5)	(3)	(4)	(5)	(5)
Adjusted research and development	$122	$131	$129	$130	$126

General and administrative	$311	$300	$285	$341	$289
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(96)	(93)	(84)	(99)	(94)
Certain legal, tax, and regulatory settlements, reserves, and expenses(1)	(14)	(19)	(19)	(49)	(44)
Transaction-related costs(2)	(7)	(3)	(1)	(1)	—
Impairment expenses(3)	—	(2)	—	—	—
Allocated overhead from cost of revenue, sales and marketing, and research and development	17	16	19	19	19
Adjusted general and administrative	$211	$199	$200	$211	$170

(1)We exclude certain costs and expenses from our calculation of adjusted general and administrative expense because management believes that these costs and expenses are not indicative of our core operating performance, do not reflect the underlying economics of our business, and are not necessary to operate our business. These excluded costs and expenses consist of (i) certain legal costs, primarily related to worker classification matters, as well as a settlement entered into in connection with an initiative to serve underrepresented communities, (ii) reserves and settlements or other resolutions for or related to the collection of sales, indirect, and other taxes that we do not expect to incur on a recurring basis, (iii) expenses related to supporting various policy matters, including those related to worker classification, other labor law matters, and price controls, and (iv) donations as part of our relief efforts in connection with the COVID-19 pandemic. We believe it is appropriate to exclude the foregoing matters from our calculation of adjusted general and administrative expense because (1) the timing and magnitude of such expenses are unpredictable and thus not part of management’s budgeting or forecasting process, and (2) with respect to worker classification matters, management currently expects such expenses will not be material to our results of operations over the long term as a result of increasing legislative and regulatory certainty in this area, including as a result of Proposition 22 in California and similar legislation.
(2)Consists of acquisition, integration, and investment related costs, primarily related to Wolt acquisition.
(3)Consists of impairment expense related to an operating lease right-of-use asset associated with our former headquarters.

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Reconciliation of gross profit to Contribution Profit

	Three Months Ended
(In millions, except percentages)	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023

Revenue	$1,701	$1,818	$2,035	$2,133	$2,164
Less: Cost of revenue, exclusive of depreciation and amortization	(931)	(1,014)	(1,069)	(1,135)	(1,156)
Less: Depreciation and amortization related to cost of revenue	(56)	(42)	(45)	(47)	(46)
Gross profit	$714	$762	$921	$951	$962
Gross Margin	42.0%	41.9%	45.3%	44.6%	44.5%
Less: Sales and marketing	$(418)	$(429)	$(496)	$(471)	$(449)
Add: Depreciation and amortization related to cost of revenue	56	42	45	47	46
Add: Stock-based compensation expense and certain payroll tax expense included in cost of revenue and sales and marketing	56	59	48	79	67
Add: Allocated overhead included in cost of revenue and sales and marketing	12	13	15	14	14
Contribution Profit	$420	$447	$533	$620	$640
Contribution Margin	24.7%	24.6%	26.2%	29.1%	29.6%

Reconciliation of gross profit to Adjusted Gross Profit

	Three Months Ended
(In millions, except percentages)	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023

Gross profit	$714	$762	$921	$951	$962
Add: Depreciation and amortization related to cost of revenue	56	42	45	47	46
Add: Stock-based compensation expense and certain payroll tax expense included in cost of revenue	29	31	24	43	37
Add: Allocated overhead included in cost of revenue	7	8	9	8	8
Adjusted Gross Profit	$806	$843	$999	$1,049	$1,053
Adjusted Gross Margin	47.4%	46.4%	49.1%	49.2%	48.7%
Reconciliation of net loss including redeemable non-controlling interests to Adjusted EBITDA

	Three Months Ended
(In millions)	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023

Net loss including redeemable non-controlling interests	$(296)	$(642)	$(162)	$(172)	$(75)
Certain legal, tax, and regulatory settlements, reserves, and expenses(1)	14	19	19	49	44
Transaction-related costs(2)	7	3	1	1	—
Restructuring charges	5	84	2	—	—
Impairment expenses(3)	—	2	—	—	—
Provision for (benefit from) income taxes	(5)	(17)	17	(9)	6
Interest income, net	(9)	(16)	(27)	(34)	(40)
Other expense, net(4)	2	305	1	4	1
Stock-based compensation expense and certain payroll tax expense(5)	251	268	230	312	280
Depreciation and amortization expense	118	111	123	128	128
Adjusted EBITDA	$87	$117	$204	$279	$344
(1)We exclude certain costs and expenses from our calculation of Adjusted EBITDA because management believes that these costs and expenses are not indicative of our core operating performance, do not reflect the underlying economics of our business, and are not necessary to operate our business. These excluded costs and expenses consist of (i) certain legal costs primarily related to worker classification matters, as well as a settlement entered into in connection with an initiative to serve underrepresented communities, (ii) reserves and settlements or other resolutions for or related to the collection of sales, indirect, and other taxes that we do not expect to incur on a recurring basis, (iii) expenses related to

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supporting various policy matters, including those related to worker classification, other labor law matters, and price controls, and (iv) donations as part of our relief efforts in connection with the COVID-19 pandemic. We believe it is appropriate to exclude the foregoing matters from our calculation of Adjusted EBITDA because (1) the timing and magnitude of such expenses are unpredictable and thus not part of management’s budgeting or forecasting process, and (2) with respect to worker classification matters, management currently expects such expenses will not be material to our results of operations over the long term as a result of increasing legislative and regulatory certainty in this area, including as a result of Proposition 22 in California and similar legislation.
(2)Consists of acquisition, integration, and investment related costs, primarily related to Wolt acquisition.
(3)Consists of impairment expense related to an operating lease right-of-use asset associated with our former headquarters.
(4)Consists primarily of adjustments to non-marketable equity securities, including impairment, for the three months ended December 31, 2022.
(5)Excludes stock-based compensation related to restructuring, which is included in restructuring charges in the table above.
Estimate of Certain Components of Stock-Based Compensation Expense

(in millions)	2022	2023	2024	2025	2026

2020 CEO performance award(1)	$112	$104	$67	$7	$—
Wolt retention and revesting	93	150	145	140	54
Pre-IPO RSUs: amortization of stepped-up value(2)	88	68	54	3	—
New hire, continuing employee, and other grants	596	789 - 799	NA	NA	NA
Total stock-based compensation	$889	$1,111 - 1,121	NA	NA	NA
(1)In November 2020, our board of directors granted restricted stock units ("RSUs") to our Chief Executive Officer, Tony Xu, covering 10,379,000 shares of our Class A common stock, which we refer to here as the 2020 CEO Performance Award. The award is intended to be the exclusive equity award to Mr. Xu over a seven year performance period, which ends November 23, 2027. The award has nine tranches that are eligible to vest based on the achievement of stock price goals ranging from $187.60 to $501.00, measured using an average of our stock price over a consecutive 180-day period during the performance period. For more information on the 2020 CEO Performance Award, please refer to our annual proxy statement.
(2)Certain RSUs awarded prior to or around the time of our initial public offering have grant-date fair values that significantly exceed the fair value of the awards (“409A value”) prevailing at the time they were committed to employees. The amounts included here represent the stock based compensation associated with the excess amount of the grant-date fair value over the 409A value.

Reconciliation of net cash provided by operating activities to Free Cash Flow

	Trailing Twelve Months Ended
(in millions)	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023
Net cash provided by operating activities	$511	$367	$784	$1,012	$1,211
Purchases of property and equipment	(166)	(176)	(183)	(165)	(139)
Capitalized software and website development costs	(154)	(170)	(173)	(194)	(194)
Free Cash Flow	$191	$21	$428	$653	$878

IR Contact: ir@doordash.com	PR Contact: press@doordash.com

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